UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

DIRTT ENVIRONMENTAL SOLUTIONS LTD

(Exact name of Registrant as Specified in Its Charter)

Canada	001-39061	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.
Calgary, Alberta		T2C 1N6
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (403) 723-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described below under Item 5.07 of this Current Report on Form 8-K (this “Current Report”), on May 9, 2024, at the 2024 annual and special meeting of shareholders (the “Meeting”) of DIRTT Environmental Solutions Ltd. (the “Company”), the Company’s shareholders approved the Second Amended and Restated DIRTT Environmental Solutions Ltd. Long Term Incentive Plan (the “A&R LTIP”), which was adopted by the Company’s Board of Directors (the “Board”) on March 20, 2024 subject to shareholder approval at the Meeting. The effective date of the A&R LTIP is May 9, 2024. The A&R LTIP increased the aggregate number of the Company's common shares (“Common Shares”) Common Shares reserved and available for issuance since the inception of the plan on May 22, 2020 by 15,000,000 such that the total Common Shares reserved under the A&R LTIP increased from the 12,350,000 previously reserved under the Amended and Restated DIRTT Environmental Solutions Ltd. Long Term Incentive Plan (the “LTIP”) to 27,350,000 plus the number of Common Shares subject to stock options granted under the Company’s Amended and Restated Incentive Stock Option Plan that, following May 22, 2020, expire or for any reason are canceled or terminated without having been exercised in full. Other than the increase to the maximum number of Common Shares reserved and available for issuance thereunder, the terms of the A&R LTIP will be the same as those of the LTIP. The A&R LTIP provides for the grant of stock options, share appreciation rights, restricted share units, restricted shares, dividend-equivalent rights granted in connection with restricted share units, vested share awards, other share-based awards, cash awards, and deferred share units to eligible employees, officers, consultants and directors of the Company and its affiliates who are selected by the compensation committee of the Board to receive such an award.

The preceding summary of the A&R LTIP does not purport to be a complete description of all provisions of the A&R LTIP and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the A&R LTIP, which is attached hereto as Exhibit 10.1 to this Current Report and is hereby incorporated into this Item 5.02 by reference.

Item 5.07 Submission of Matters to a Vote of Securities Holders

At the Company’s 2024 annual and special meeting of shareholders (the “Meeting”), held on May 30, 2023, shareholders were requested to: (i) elect directors of the Company to hold office until the 2025 annual meeting or until their successors were duly elected or appointed; (ii) appoint PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024, at such remuneration as may be determined by the Board; (iii) approve the A&R LTIP and the additional Common Shares reserved for issuance thereunder.

The final voting results of the matters voted upon at the Meeting were as follows:

Item No. 1 – Election of Directors. Each of Douglas Edwards, Aron English, Shaun Noll, Shalima Pannikode, Scott Robinson, Scott Ryan, Kenneth Sanders and Benjamin Urban were elected as the directors of the Company. The voting results for each of the director nominees was as follows:

	Votes for		Votes withheld/Abstentions		Broker non-votes
Nominee	Number	Percent	Number	Percent	Number
Douglas Edwards	143,212,639	99.86	197,858	0.14	9,173,366
Aron English	142,677,466	99.49	733,031	0.51	9,173,366
Shaun Noll	142,627,813	99.45	782,684	0.55	9,173,366
Shalima Pannikode	143,299,351	99.92	111,146	0.08	9,173,366
Scott Robinson	143,275,795	99.91	134,702	0.09	9,173,366
Scott Ryan	143,276,289	99.91	134,208	0.09	9,173,366
Kenneth Sanders	142,438,417	99.32	972,080	0.68	9,173,366
Benjamin Urban	143,064,365	99.76	346,132	0.24	9,173,366

Item No. 2 - Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP was approved as follows:

Votes for		Votes withheld/Abstentions		Broker non-votes
Number	Percent	Number	Percent	Number
152,480,797	99.93	103,066	0.07	9,173,366

Item No. 3 - Approval of the Company’s Second Amended and Restated Long-Term Incentive Plan and Common Shares Reserved for Issuance Thereunder. The amendment to the Company’s Amended and Restated Long Term Incentive Plan and common shares reserved for issuance thereunder was approved by shareholders as follows:

Votes for		Votes against		Votes withheld/Abstentions		Broker non-votes
Number	Percent	Number	Percent	Number	Percent	Number
126,021,943	87.87	14,555,766	10.15	2,832,788	1.98	9,173,366

Item 7.01 Regulation FD.

On May 10, 2024, the Company issued a press release announcing the Meeting. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1*	Press release dated May 10, 2024

10.1*	Second Amended and Restated DIRTT Environmental Solutions Ltd. Long Term Incentive Plan

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRTT Environmental Solutions Ltd.

Date:	May 10, 2024	By:	/s/ Fareeha Khan
Fareeha Khan Chief Financial Officer